Exhibit 1.1

OPEN MARKET SALE AGREEMENTSM
March 13, 2025
JEFFERIES LLC
520 Madison Avenue
New York, New York 10022
JOHNSON RICE & COMPANY L.L.C.
639 Loyola Ave., Suite 2775
New Orleans, Louisiana 70113
Ladies and Gentlemen:
Berry Corporation (bry), a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Jefferies LLC and Johnson Rice & Company L.L.C., as sales agents and/or principals (each, an “Agent” and collectively, the “Agents”), shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), having an aggregate offering price of up to $50,000,000 on the terms set forth in this agreement (this “Agreement”).
Section 1. DEFINITIONS
(a)Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:
“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agents shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.
“Commission” means the U.S. Securities and Exchange Commission.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
“Floor Price” means the minimum price per share set by the Company in the Issuance Notice below which the Designated Agent (as defined below) shall not sell Shares during the
SM “Open Market Sale Agreement” is a service mark of Jefferies LLC applicable period set forth in the applicable Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the applicable Issuance Notice by delivering written notice of such change to the Designated Agent and which in no event shall be less than $1.00 without the prior written consent of the Designated Agent, which may be withheld in the Designated Agent’s sole discretion.
“Issuance Amount” means the aggregate Sales Price of the Shares to be sold by the Designated Agent pursuant to any Issuance Notice.
“Issuance Notice” means a written notice (including by email correspondence) delivered to the Designated Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer, President or Chief Financial Officer.
“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).
“Issuance Price” means the Sales Price less the Selling Commission.
“Maximum Program Amount” means Common Shares with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Shares permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (d) the number or dollar amount of Common Shares for which the Company has filed a Prospectus (defined below).
“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.
“Principal Market” means the Nasdaq Global Select Market or such other national securities exchange on which the Common Shares, including any Shares, are then listed.
“Sales Price” means the actual sale execution price of each Share placed by the Designated Agent pursuant to this Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
“Selling Commission” means up to three percent (3%) of the gross proceeds of Shares sold pursuant to this Agreement, or as otherwise agreed between the Company and the Designated Agent with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means the first business day following each Trading Day during the period set forth in the applicable Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Designated Agent the amount of Shares sold on such Trading Day and the Designated Agent shall deliver to the Company the Issuance Price received on such sales.
“Shares” shall mean the Company’s Common Shares issued or issuable pursuant to this Agreement.
“Trading Day” means any day on which the Principal Market is open for trading.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to, and agrees with, the Agents that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date and (5) as of each Time of Sale (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:
(a)Registration Statement. The Company has prepared and filed with the Commission a shelf registration statement on Form S-3 (File No. 333-267240) that contains a base prospectus (the “Base Prospectus”). Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agents by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the

Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.
(i) At the time the Original Registration Statement was originally declared effective, or at the time the Company’s most recent annual report on Form 10-K was filed with the Commission, if later, and (ii) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met and will meet the then-applicable requirements for use of Form S-3 under the Securities Act.
(b)Compliance with Registration Requirements. The Original Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
    The Prospectus when filed complied in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agents for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at each Representation Date, complied and will comply in all material respects with the Securities Act and did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at each Representation Date, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with the Agent Information. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.

(c)Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus in connection with the offering of the Shares that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus in connection with the offering of the Shares that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Agents before first use, the Company has not prepared, used or referred to, and will not, without the Agents’ prior consent, prepare, use or refer to, any Free Writing Prospectus.
(d)Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in each of the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at each Time of Sale (as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(f)Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(g)Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act)

that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”). The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls. Except as otherwise disclosed in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(h)This Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated thereby has been duly and validly taken.
(i)Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.
(j)No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
(k)No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has not been any change in the capital stock or long-term debt of the Company or any of its consolidated subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting (A) the business, properties, management, financial position, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries taken as a whole or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, that is material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole.
(l)Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(m)Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its subsidiaries, as of the dates indicated and the results of their operations and the changes in their stockholders’ equity and cash flows for the periods specified; such financial statements and related schedules and notes thereto have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(n)Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). For purposes of this Agreement, “subsidiaries” are the direct and indirect subsidiaries of the Company listed in Schedule B to this Agreement. The Company does not own or control, directly or indirectly, any subsidiaries other than those listed in Schedule B to this Agreement.
(o)Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement and the Prospectus).The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the outstanding Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.
(p)Stock Exchange Listing. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Principal Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.
(q)Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(r)No Conflicts. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus and the issuance and sale of the Shares (including the use of proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds”) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.
(s)No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by this Agreement and by the Registration Statement and the Prospectus, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities or blue sky laws.
(t)No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory proceedings pending to which the Company of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others.
(u)No Labor Disputes. Except as otherwise disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(v)Intellectual Property Rights. The Company and its subsidiaries own, possess or can acquire on commercially reasonable terms adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for the conduct of their businesses in the manner and subject to such qualifications described in the Registration Statement and the Prospectus and have no reason to believe that the conduct of their business will conflict with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others.
(w)All Necessary Permits, etc. Each of the Company and its subsidiaries possesses all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies that are necessary for the ownership or lease of its properties or the conduct of its businesses as presently conducted, except where the failure to have such licenses, certificates, authorizations and permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or currently intends not to renew any such license, certificate, authorization or permit which, if subject to an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.
(x)Title to Properties. The Company and its subsidiaries have (i) defensible title to all their interests in the oil and gas properties described in the Registration Statement and the Prospectus as being owned or leased by them, (ii) good and marketable title to all other real property owned by them and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property, taken as a whole, and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all property held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property, taken as a whole, by the Company and its subsidiaries.
(y)Tax Law Compliance. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained or requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and for which adequate reserves have been established in accordance with GAAP and except such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no tax audits or investigations pending, which if adversely determined would reasonably be likely to have a Material Adverse Effect; nor are there any proposed additional tax assessments against the Company or its subsidiaries which if adversely determined would reasonably be likely to have a Material Adverse Effect.
(z)Company Not an “Investment Company.” The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(aa)Accurate Disclosure. The statements made in the Registration Statement and the Prospectus under the headings “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” and “Description of Capital Stock” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents or descriptions of the Common Shares, constitute accurate summaries of the terms of such statutes, rules and regulations and contracts in all material respects, subject to the assumptions and qualifications set forth therein.
(ab)Independent Petroleum Engineers. The written engineering reports (the “Reserve Reports”) prepared by DeGolyer and MacNaughton (the “Independent Petroleum Engineer”), as of December 31, 2024, setting forth the engineering values attributed to the oil and gas properties of the Company and its subsidiaries was prepared in all material respects in accordance with Commission rules and customary industry practice and accurately reflects in all material respects the ownership interests of the Company and its subsidiaries in the properties therein as of December 31, 2024. The information furnished by the Company and its subsidiaries to the Independent Petroleum Engineer for purposes of preparing the Reserve Reports, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects as of December 31, 2024, and on the date supplied and was prepared in accordance with customary industry practices; the Independent Petroleum Engineer who prepared estimates of the extent and value of proved oil and natural gas reserves, is independent with respect to the Company and its subsidiaries. Other than normal production of the reserves, product price fluctuations and fluctuations of demand for such products, and except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of any facts or circumstances that would reasonably be likely to result in a material adverse change in the reserves in the aggregate, or the aggregate present value of the future net cash flows therefrom as described in the Registration Statement and the Prospectus and as reflected in the Reserve Reports.
(ac)Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company and its subsidiaries reasonably believe are prudent and customary in the business in which it is engaged, and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(ad)No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Shares, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.
(ae)Related Party Transactions. There are no material relationships, direct or indirect, or related-party transactions involving the Company or its subsidiaries or any of their consolidated affiliated entities, or any other person that would be required by the Securities Act and the rules and regulations of the Commission thereunder to be described in the Registration Statement or the Prospectus that are not so disclosed.
(af)FINRA Matters. All of the information provided to the Agents or to counsel for the Agents by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(h)(1)(C) and is an experienced issuer (as defined in FINRA Rule 5110(j)(6)).
(ag)Compliance with Environmental Laws. Except as described in the Prospectus, (i) each of the Company and its subsidiaries is in compliance in all material respects with all statutes, rules, regulations, decisions and orders of all governmental agencies or any court relating to the use, disposal or release into the environment of hazardous substances or relating to the protection of the environment or human exposure to hazardous or toxic substances (collectively “Environmental Laws”) that are applicable to its business, including those Environmental Laws that require government permits, licenses, or approvals; (ii) each of the Company and its subsidiaries have received and are in material compliance with all permits, licenses or approvals required under applicable Environmental Laws to conduct the business; (iii) neither the Company nor any of its subsidiaries is currently required to make future capital expenditures to comply with Environmental Laws that singly or in the aggregate would reasonably be expected to have a Material Adverse Effect; (iv) neither the Company nor any of its subsidiaries owns or operates any real property contaminated with any hazardous substance that is subject to any Environmental Laws, is liable for any off-site waste disposal or hazardous substance contamination pursuant to any Environmental Laws, or is subject to any claim pursuant to any Environmental Laws, which contamination, liability or claim would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; (v) neither the Company nor any of its subsidiaries is aware of any pending investigation that might lead to such a claim pursuant to any Environmental Law. The terms “hazardous substances” shall have the meanings specified in any applicable Environmental Laws, and includes any substance or waste described as or determined to be hazardous, harmful, or toxic in such Environmental Laws and (vi) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental agency is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed.
(ah)ERISA Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) or 4001 of

ERISA) would have any liability (each a “Plan”): (i) complies in form with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, and has been maintained and administered in substantial compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan that is subject to Title IV of ERISA or Section 302 of ERISA or Sections 412 and 430 of the Code (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA), other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived, has occurred or is reasonably expected to occur, (b) no failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Sections 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan subject to Title IV of ERISA (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies; and (v) none of the following events has occurred or is reasonably likely to occur (a) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year or (b) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.
(ai)Brokers. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Agents for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(aj)Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(ak)No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of

Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(al)Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(am)No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(an)Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(ao)Cybersecurity; Data Privacy. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites,

applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(ap)Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.
(aq)Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to the Agents or counsel for the Agents in connection with an issuance of Shares shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate.
The Company acknowledges that the Agents and, for purposes of the opinions to be delivered pursuant to Section 4(q) hereof, counsel to the Company and counsel to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
Section 3. ISSUANCE AND SALE OF COMMON SHARES
(a)Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agents agree that the Company may from time to time seek to sell Shares through an Agent named in the applicable Issuance Notice, acting as sales agent, or directly to an Agent, acting as principal (either such Agent, the “Designated Agent”), as follows, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.
(b)Mechanics of Issuances.
(c)    (i) Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Designated Agent an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated; and (C) any sales of the Shares shall be effected by or through the Designated Agent on any single given day and the Company shall in no event request that more than one Agent offer or sell the Shares pursuant to this Agreement on the same day. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agents may modify the list of such persons from time to time.
(d)    (ii)    Agents Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice by the Designated Agent, the Designated Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Designated Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.
(e)    (iii)    Method of Offer and Sale. The Shares may be offered and sold (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market or sales made into any other existing trading market of the Common Shares. Nothing in this Agreement shall be deemed to require any party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clauses (A) and (B) above) the method of placement of any Shares by the Designated Agent shall be at the Designated Agent’s discretion.
(f)    (iv)    Confirmation to the Company. If acting as sales agent hereunder, the Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of Shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.
(g)    (v)    Settlement. Each issuance of Shares will be settled on the applicable Settlement Date for such issuance of Shares and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Designated Agent’s or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the Company and the Designated Agent and, upon receipt of such Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Designated Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. The Company may sell Shares to the Designated Agent as principal at a price agreed upon by the Company and the Designated Agent at each relevant time Shares are sold pursuant to this Agreement (each, a “Time of Sale”).
(h)    (vi)    Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Designated Agent may, upon notice to the other party hereto in writing (including by email correspondence) or by telephone (confirmed by verifiable email), suspend any sale of Shares for a period of time, and the period set forth in an Issuance Notice shall immediately terminate (a “Suspension Period”); provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares after the Designated Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(v) with respect to such Shares; and (C) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that it will hold the Designated Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company (provided, however, that such default was not caused by any failure by the Designated Agent to fulfill its obligations hereunder). The parties hereto acknowledge and agree that, in performing their obligations under this Agreement, the Agents may borrow Common Shares from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (v) above, and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Designated Agent unless it is made to the persons identified in writing by the Designated Agent pursuant to Section 3(b)(i). For the avoidance of doubt, there shall be no obligations under Sections 4(o), 4(q), 4(r), 4(s), 4(t) and 4(u) with respect to the delivery of certificates, opinions, comfort letters or reserve engineer letters to the Agents, or cooperating with a due diligence review, in each case, during a Suspension Period, provided that such obligations shall recommence on the termination of the Suspension Period.
(i)    (vii)    No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Designated Agent will be successful in placing Shares; (B) the Designated Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Designated Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Designated Agent and the Company.
(j)(viii)    Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agents agree that the Company shall not deliver any Issuance Notice to the Designated Agent, and the Designated Agent shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.
(k)Fees. As compensation for services rendered, the Company shall pay to the Designated Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(vi)) by the Designated Agent deducting the Selling Commission from the applicable Issuance Amount. The Company shall not be required to pay to the Designated Agent any Selling Commission with respect to any Issuance Notice, except to the extent Shares are placed pursuant thereto.
(l)Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agents, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Agents of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and disbursements of the Agents’ counsel, including the reasonable fees and expenses of counsel for the Agents in connection with, FINRA review, if any, and approval of the Agents’ participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Agents and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (x) the fees and expenses associated with listing the Shares on the Principal Market. The fees and disbursements of Agents’ counsel pursuant to subsections (vi) and (vii) above shall not exceed (A) $75,000 in connection with execution of this Agreement, (B) $25,000 in connection with each Triggering Event Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 4(q)(ii) only and (C) $15,000 in connection with each Triggering Event Date on which the Company is required to provide a certificate pursuant to Section 4(q)(i) (other than any certificate required in connection with the prospectus filed in connection with entry into this Agreement, where the sole amount paid will be the fees paid pursuant to Section 3(d)(A)), (C) and (D).

Section 4. ADDITIONAL COVENANTS
The Company covenants and agrees with the Agents as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:
(a)Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) include in its quarterly reports on Form 10-Q and its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agents pursuant to this Agreement and (2) the net proceeds received by the Company from such sales.
(b)Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agents in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to the Registration Statement or the Prospectus, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, or any Free Writing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order as soon as reasonably practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were filed in a timely manner with the Commission.
(c)Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agents or counsel for the Agents it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(d) and Section 4(f)) to promptly prepare, file with the Commission (including by filing a document incorporated by reference therein) and furnish at its own expense to the Agents, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agents’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 4(d) and Section 4(f). Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Issuance Notice and the Company believes that it is in its best interest not to file such amendment or supplement.

(d)Agents’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), but excluding (i) the filing under the Exchange Act of documents incorporated by reference into the Registration Statement that either (A) do not name the Agents and do not relate to the transactions contemplated by this Agreement or (B) do not include disclosure naming the Agents and regarding the transactions contemplated by this Agreement and that is limited to disclosure of periodic sales pursuant to this Agreement, and (ii) amendments or supplements that do not name the Agents and do not relate to the transactions contemplated by this Agreement, or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement insofar as such proposed amendment or supplement relates to the transactions contemplated in this Agreement, and the Company shall not file or use any such proposed amendment or supplement without the Agents’ prior consent, which shall not be unreasonably withheld, conditioned or delayed, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule; provided, that the determination to file or not to file any amendment or supplement with the Commission shall be based on the Company’s reasonable opinion and made exclusively by the Company.
(e)Use of Free Writing Prospectus. Neither the Company nor the Agents have prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).
(f)Free Writing Prospectuses. The Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Free Writing Prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed Free Writing Prospectus or any amendment or supplement thereto without the Agents’ consent, which shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to the Agents, without charge, as many copies of any Free Writing Prospectus prepared by or on behalf of, or used by the Company, as the Agents may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such Free Writing Prospectus to eliminate or correct such conflict or so that the statements in such Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such Free Writing Prospectus, the Company shall furnish to the Agents for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Free Writing Prospectus and the Company shall not file, use or refer to any such amended or supplemented Free Writing

Prospectus without the Agents’ consent, which shall not be unreasonably withheld, conditioned or delayed.
(g)Filing of Agents Free Writing Prospectuses. The Company shall not take any action that would result in the Agents or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Agents that the Agents otherwise would not have been required to file thereunder.
(h)Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agents with copies (which may be electronic copies) of the Registration Statement and each amendment thereto (which may be electronic copies), and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agents may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agents and to request that the Agents suspend offers to sell Shares (and, if so notified, the Agents shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agents promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance (it being acknowledged that the Company may delay the filing of any amendment or supplement, if, in the judgment of the Company, it is in the best interest of the Company); provided, however, that if during such same period the Agents are required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.
(i)Renewal Option. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Shares (the “Renewal Deadline”), any of the Shares remain unsold by the Agents, the Company shall have the option, but not the obligation, prior to the Renewal Deadline, to file, if it has not already done so (subject to subsection (d) of this Section 4), a new shelf registration statement relating to the offer and sale of the Shares hereunder, in a form satisfactory to the Agents (the “Renewal Option”). If the Company exercises the Renewal Option and takes all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein, this Agreement shall remain in full force and effect, all references herein to the Registration Statement relating to the Shares shall include such new shelf registration statement.
(j)Blue Sky Compliance. The Company shall cooperate with the Agents and counsel for the Agents to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agents, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the withdrawal thereof as soon as reasonably practicable.
(k)Earnings Statement. As soon as reasonably practicable, the Company will make generally available to its security holders and to the Agents an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act; provided that the Company will be deemed to have furnished such earnings statement to its security holders and the Agents to the extent such earnings statement is filed on EDGAR or any successor system.
(l)Listing; Reservation of Shares. (a) The Company will use commercially reasonable efforts to maintain the listing of the Shares on the Principal Market; and (b) the Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.
(m)Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.
(n)Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement and the Prospectus under “Use of Proceeds.”
(o)Due Diligence. During the term of this Agreement, except during a Suspension Period, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices or virtually, as the Agents may reasonably request from time to time.
(p)Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agents if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).
(q)Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

        (i)    the filing of the Prospectus or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

        (ii)    the filing with the Commission of an annual report on Form 10-K (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed annual report on Form 10-K) of the Company;

(iii)    the filing with the Commission of a quarterly report on Form 10-Q (including any Form 10-Q/A containing amended financial information or a material amendment to the previously filed quarterly report on Form 10-Q), in each case, of the Company; or

(r)        (iv)    the filing with the Commission of a current report on Form 8-K of the Company containing amended or new historical or pro forma financial information (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) that is material to the offering of securities of the Company in the Agents’ reasonable discretion;
(any such event, a “Triggering Event Date”), the Company shall furnish the Agents (but in the case of clause (iv) above only if the Agents reasonably determine that the information contained in such current report on Form 8-K of the Company is material) with a certificate as of the Triggering Event Date, in the form and substance satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) confirming that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agents shall reasonably request. The requirement to provide a certificate under this Section 4(q) shall be automatically waived for any Triggering Event Date occurring during a Suspension Period. Notwithstanding the foregoing, if the Company subsequently decides to deliver an Issuance Notice following a Triggering Event Date when a suspension was in effect and did not provide the Agents with a certificate under this Section 4(q), then before the Company delivers the instructions for the sale of Shares or the Designated Agent sells any Shares pursuant to such Issuance Notice, the Company shall provide the Agents with a certificate in conformity with this Section 4(q) dated as of the date that the instructions for the sale of Shares are issued.
(s)Legal Opinions. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(q) for which no waiver is applicable and excluding the date of this Agreement, the Agents shall have received a negative assurances letter and the written legal opinion of Vinson & Elkins LLP, counsel to the Company, and Gibson, Dunn & Crutcher LLP, counsel to the Agents, each dated the date of delivery, in form and substance reasonably satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agents, the Company may furnish a reliance letter from such counsel to the Agents, permitting the Agents to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).
(t)Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(q) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause KPMG LLP, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, to furnish to the Agents a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agents, the Company shall also cause a comfort letter to be furnished to the Agents within three (3) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a current report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. The Company shall be required to furnish no more than one comfort letter per independent registered public accounting firm hereunder per calendar quarter.
(u)Reserve Engineer Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(q) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause the Independent Petroleum Engineer to furnish to the Agents a letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agents and their counsel, substantially similar to the form previously provided to the Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.
(v)Secretary’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(q) for which no waiver is applicable, the Company shall furnish the Agents a certificate executed by the Secretary or Assistant Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agents shall reasonably request.
(w)Agents’ Own Account; Clients’ Account. The Company consents to each of the Agents trading, in compliance with applicable law, in the Common Shares for such Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(x)Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an “investment company” within the meaning of the Investment Company Act.
(y)Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its Affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agents (or, if later, at the time stated in the notice), the Company will, and shall cause each of its Affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agents if it no longer meets the requirements set forth in Section (d) of Rule 102.
(z)Notice of Other Sale. Except during a Suspension Period, without the written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Designated Agent hereunder and ending on the earlier of (A) the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice and (B) the date an Issuance Notice is cancelled if no shares have been sold; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction to offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) offer, issuance or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any employee or director stock option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries, as in effect on the date of this Agreement or hereafter implemented, (ii) offer, issuance or sale of Common Shares issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards outstanding at the date of this Agreement, (iii) issuance, grant or sale of Common Shares or securities convertible into Common Shares as consideration for mergers, acquisitions, other business combinations, joint ventures, strategic alliances and other business transactions occurring after the date of this Agreement which are not used primarily for capital raising purposes, provided that in the case of this clause (iii), such issuances shall not be greater than 5% of the total outstanding shares of the Company immediately prior to the issuances of such shares; and (iv) modification of any outstanding options, warrants of any rights to purchase or acquire Common Shares.
Section 5. CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT
(a)Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agents to Sell Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Designated Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:
(b)(i)    Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(q) on or before the date on which delivery of such certificate is required pursuant to Section 4(q). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(r), Section 4(s), Section 4(t) and Section 4(u).
(c)(ii)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated by this Agreement that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.
(d)(iii)    Material Adverse Changes. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Designated Agent there shall not have occurred any Material Adverse Change; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.
(e)(iv)    No Suspension of Trading in or Delisting of Common Shares; Other Events. The trading of the Common Shares (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA, the Common Shares shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets and the Principal Market shall not have objected to the listing of the Shares for trading on the Principal Market. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market or trading in securities generally on either the Principal Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Designated Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.
(f)Documents Required to be Delivered on each Issuance Notice Date. The Designated Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agents on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agents, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).
(g)No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement, the Prospectus or the Times of Sales Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ reasonable opinion is material and is required to be stated therein or is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 6. INDEMNIFICATION AND CONTRIBUTION
(a)Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent, its directors, officers and employees, and each person, if any, who controls such Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Agent or such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by such Agent in connection with, or relating in any manner to, the Common Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Agent through its bad faith or willful misconduct, and to reimburse such Agent and each such director, officer, employee and controlling person for any and all documented expenses (including the reasonable and documented fees and disbursements of counsel chosen by such Agent) as such expenses are reasonably incurred by such Agent or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agents to the Company consists of the information set forth in the first sentence of the ninth paragraph under the section “Plan of Distribution” in the Prospectus (the “Agent Information”). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.
(b)Indemnification of the Company, its Directors and Officers. Each of the Agents, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Company and each such director, officer and controlling person for any and all reasonable and documented expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such officer, director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Agent Information. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Agents may otherwise have.
(c)Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the indemnified party (in the case of counsel for the indemnified parties referred to in Section 6(a) and Section 6(b) above), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.
(d)Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
(e)Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the applicable Agents. The relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the applicable Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(f)    The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable and documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.
    The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).
    Notwithstanding the provisions of this Section 6(e), no Agent shall be required to contribute any amount in excess of the fees received by such Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of an Agent and each person, if any, who controls an Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7. TERMINATION & SURVIVAL
(a)Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.
(b)Termination; Survival Following Termination.
(c)(i)     Either party may terminate this Agreement, by giving written notice as required by this Agreement, upon ten (10) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after an Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(v) with respect to such Shares and (B) Section 2, Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.
(d)(ii) In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.
Section 8. MISCELLANEOUS
(a)Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby promptly following the date of this Agreement, and may file with the Commission a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agents prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act, other than disclosure related to entry into this Agreement or related to periodic sales pursuant to this Agreement as required to be included in any reports filed with the Commission pursuant to the Securities Act or Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except (i) as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules and (ii) for the disclosure required pursuant to Section 4(a) of this Agreement in the Company’s quarterly reports on Form 10-Q or annual reports on Form 10-K. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b)No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agents, (ii) when acting as a principal under this Agreement, each Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) none of the Agents has assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and none of the Agents has any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agents and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) none of the Agents has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
(c)Research Analyst Independence. The Company acknowledges that each of the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such, such Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering contemplated by this Agreement that differ from the views of their respective investment banking divisions. The Company understands that each of the Agents is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
(d)Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, sent via electronic mail or telecopied and confirmed to the parties hereto as follows:
If to the Agents:

Jefferies LLC
520 Madison Avenue
New York, NY 10022
Attention: General Counsel

    and

    Johnson Rice & Company L.L.C.
639 Loyola Ave., Suite 2775
New Orleans, Louisiana 70113
    Attention: Clayton P. Cummings
    Email: Clay@jrco.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000
Houston, TX 77002-6117
Attention: Hillary Holmes and Cynthia Mabry
Email: HHolmes@gibsondunn.com; CMabry@gibsondunn.com

If to the Company:
    Berry Corporation (bry)
16000 Dallas Parkway, Suite 500
Dallas, TX 75248
Attention: Jeffrey Magids and Michael Helm
Email: jmagids@bry.com; mhelm@bry.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
845 Texas Avenue, Suite 4700
Houston, TX 77002
Attention: Sarah Morgan and Katherine Frank
    Email: smorgan@velaw.com; kfrank@velaw.com

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).
(e)Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the directors, officers, employees and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agents merely by reason of such purchase.
(f)Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
(g)Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
(h)General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

BERRY CORPORATION (BRY)

/s/ Jeffrey Magids
By:
    Name: Jeffrey Magids
    Title: Vice President, Chief Financial
    Officer

[Signature Page to Open Market Sale Agreement]

    The foregoing Agreement is hereby confirmed and accepted by the Agents as of the date first above written.

JEFFERIES LLC

/s/ Michael Magarro
By:
    Name: Michael Magarro
    Title: Managing Director

JOHNSON RICE & COMPANY L.L.C.

/s/ Joshua C. Cummings
By:
    Name: Joshua C. Cummings
    Title: Member

[Signature Page to Open Market Sale Agreement]

EXHIBIT A
ISSUANCE NOTICE
[Date]
[Jefferies LLC
520 Madison Avenue
New York, New York 10022]

[Johnson Rice & Company L.L.C.
639 Loyola Ave., Suite 2775
New Orleans, Louisiana 70113]

Attn: [__________]

Reference is made to the Open Market Sale Agreement between Berry Corporation (bry) (the “Company”) and Jefferies LLC and Johnson Rice & Company L.L.C. (the “Agents”) dated as of March 13, 2025. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.
Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)): _______________________
Issuance Amount (equal to the total Sales Price for such Shares):
    $
Number of days in selling period:
First date of selling period:
Last date of selling period:
Settlement Date(s) if other than standard T+1 settlement:

Floor Price Limitation (in no event less than $1.00 without the prior written consent of the Designated Agent, which consent may be withheld in the Designated Agent’s sole discretion): $ ____ per share
Comments:
[Signature Page Follows]

Exhibit A-1

Berry Corporation (bry)

By:
    Name:
    Title:

B-2

Schedule A

Notice Parties

The Company
Danielle Hunter (dhunter@bry.com)
Jeffrey Magids (jmagids@bry.com)
Michael Helm (mhelm@bry.com)
Jefferies LLC
Michael Magarro (mmagarro@jefferies.com)
Johnson Rice & Company L.L.C.
Vinnie Varisco (varisco@jrco.com)
Paul Varisco (pvarisco@jrco.com)
Schedule A-1

Schedule B

Subsidiaries

Berry Petroleum Company, LLC                Delaware
C&J Well Services, LLC                    Delaware
CJ Berry Well Services Management, LLC            Delaware
Macpherson Energy, LLC                    Delaware
Macpherson Oil Company LLC                California
Macpherson Round Mountain Holdings, LLC        California
Macpherson Power Company, LLC                California
Macpherson Power Company, L.P.                California
Macpherson Operating Company, LLC            California
Macpherson Operating Company, L.P.            California
Macpherson Power Commercial Services, LLC        California
Macpherson Power Commercial Services, L.P.        California
Macpherson Land Company, LLC                California
Macpherson Land Company, L.P.                California
Macpherson Green Power Company, LLC            California

Schedule B-1